SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934


        Date of Report (Date of earliest event reported): August 21, 2001
                                (August 6, 2001)



                                  EQUITEX, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                           000-12374                          84-0905189
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(State or other           (Commission File Number)              (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)



              7315 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO 80111
     ---------------- -----------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940




             ------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 2. Acquisition or Disposition of Assets

DISTRIBUTION OF EQUITEX, INC. ASSETS TO EQUITEX 2000, INC.

         On August 6, 2001, Equitex, Inc. ("Equitex") completed the distribution of all of its assets and liabilities to Equitex 2000, Inc. ("Equitex 2000"). Also on August 6, 2001, Equitex distributed all of the outstanding shares of common stock of Equitex 2000 into escrow for the stockholders of Equitex on the basis of one share of common stock of Equitex 2000 for each share of common stock of Equitex owned as of the record date for the distribution of July 20, 2001. The shares of Equitex 2000 common stock will be released from escrow upon the effectiveness of the Form 10 Registration Statement for Equitex 2000.

ACQUISITIONS OF NOVA FINANCIAL SYSTEMS, INC. AND KEY FINANCIAL SYSTEMS, INC.

         On August 6, 2001, Equitex acquired Nova Financial Systems, Inc., a Florida corporation ("Nova") and Key Financial Systems, Inc., a Florida corporation ("Key"), both companies that were under common control with nearly an identical ownership structure, in exchange for (i) 9,084,773 shares of Equitex common stock, (ii) cash consideration of $5 million, (iii) warrants to acquire an aggregate of 990,134 shares of Equitex common stock exercisable at $0.02 per share, and (iv) warrants to acquire an aggregate of 3,933,350 shares of Equitex common stock exercisable at $5.65 per share. Henry Fong, President of Equitex, owned 1% of the outstanding common stock of Nova and 1% of the outstanding common stock of Key at the time if the acquisitions. In order to raise the cash consideration of $5 million, Equitex issued two new series of convertible preferred stock; the Series H 8% Convertible Preferred Stock (the "Series H Stock"), which raised an aggregate of $2,359,000, and the Series I 6% Convertible Preferred Stock (the "Series I Stock"), which raised an aggregate of $4,000,000.

         On July 19, 2001, all 2,359 shares of Series H Stock converted into 471,800 shares of Equitex common stock, $0.02 par value, and 471,800 warrants, each warrant to purchase one share of Equitex common stock. Each warrant issued in connection with the Series H Stock private placement is exercisable until July 19, 2004 at an exercise price of $5.78.

         The stated value of the Series I Stock is $1,000 per share and bears dividends at 6% per annum, payable quarterly commencing September 30, 2001, when, as and if declared by the Equitex board of directors. Dividends may be payable by Equitex in cash or, at Equitex's option, shares of common stock. The Series I Stock is convertible, together with any accrued but unpaid dividends, at any time and from time to time into shares of Equitex common stock at a conversion price per share equal to the lesser of $5.98 or 65% of the market price upon the occurrence of certain material events. The warrant issued in connection with the Series I Stock offering is exercisable until

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

August 2, 2004 at an exercise price equal to the average of the closing bid prices of Equitex common stock in a regular day session as reported on the Nasdaq National SmallCap Market for the five trading days immediately preceding the closing date for the sale of the Series I Stock.

Item 7. Financial Statements and Exhibits

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Financial statements for the businesses acquired as described in Item 2 above will be filed by amendment to this Form 8-K.

         (b)      PRO-FORMA FINANCIAL INFORMATION.

         Pro-Forma financial information reflecting the effect of the businesses acquired as described in Item 2, above, will be filed by amendment to this Form 8-K.

         (c)      EXHIBITS

         Exhibit Number                     Exhibit

         2.1 Distribution Agreement between Equitex, Inc. and Equitex 2000, Inc. dated August 6, 2001 (Filed herewith)

         2.2 Agreement and Plan of Reorganization among Equitex, Inc., Key Financial Systems, Inc. and Key Merger Corporation dated June 27, 2000 (Filed herewith)

         2.3 Agreement and Plan of Reorganization among Equitex, Inc., Nova Financial Systems, Inc. and Nova Acquisition Corporation dated June 27, 2000 (Filed herewith)

         4.1 Form of Warrant Agreement for Warrants Exercisable at Weighted Average Price of $5.65 (Filed herewith)

         4.2 Form of Warrant Agreement for Warrants Exercisable at Nominal Price of $0.02 (Filed herewith)

         4.3 Certificate of Amendment to the Certificate of Incorporation of Equitex, Inc. - Designation of Preferences, Limitations and Relative Rights of the Series H Convertible Preferred Stock of Equitex, Inc. (Incorporated by Reference to the Registrant's Registration Statement on Form S-3 as Filed with the Commission on July 2, 2001 File No. 333-64408)

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

         4.4 Certificate of Amendment to the Certificate of Incorporation of Equitex, Inc. - Designation of Preferences, Limitations and Relative Rights of the Series H Convertible Preferred Stock of Equitex, Inc. (Incorporated by Reference to the Registrant's Registration Statement on Form S-3/A as Filed with the Commission on July 23, 2001 File No. 333-64408)

         4.5 Certificate of Amendment to the Certificate of Incorporation of Equitex, Inc. - Designation of Preferences, Limitations and Relative Rights of the Series I Convertible Preferred Stock of Equitex, Inc. (Filed herewith)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITEX, INC.

Date: August 21, 2001

                                       By:/s/Thomas B. Olson
                                          -----------------------------
                                          Secretary


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